UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

 (Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.  Unregistered Sale of Equity Securities.

On March 2, 2020 and March 3, 2020, Heat Biologics, Inc. (the “Company”) entered into exchange agreements with six holders of its warrants issued in 2018 extinguishing warrants to purchase 3,166,666  shares of its common stock through the issuance of 2,153,332 shares of common stock.  The issuance was made without registration, in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act of 1933, as amended. The Company’s outstanding number of shares of common stock after taking into account warrant exercises and the exchanges will be 65,292,265.

The form of exchange agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On March 3, 2020, the Company issued a press release announcing that the Company has formally launched a program to develop a vaccine using its immune activating gp96 vaccine platform for treating or preventing infection from the SARS-CoV-2 coronavirus that causes COVID-19.

A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

10.1	Form of Exchange Agreement
99.1	Press Release of Heat Biologics, Inc. dated March 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer